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                                                                   EXHIBIT 10


                          [ERNST & YOUNG LETTERHEAD]


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Statements", "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment No. 16 under the Securities Act of 1933 and Amendment No. 17 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-50208 & 811-7062) and related Prospectus and Statement of Additional Information of Pacific Global Fund, Inc. dba Pacific Advisors Funds Inc. and to the incorporation by reference therein of our report dated February 4, 2001, with respect to the financial statements and financial highlights included in its Annual Report for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP

Los Angeles, California
March 15, 2001



       Ernst & Young LLP is a member of Ernst & Young International, Ltd.